UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2017

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Top of the Form

Item 8.01 Other Events.

ContentGuard Holdings, Inc. ("ContentGuard"), a subsidiary of Pendrell Corporation (the "Company"), filed patent infringement lawsuits against various manufacturers of mobile communication and computing devices, through which ContentGuard alleged that these manufacturers infringed and continue to infringe ContentGuard patents. The lawsuits culminated in two trials in the Fall of 2015: one against Apple, Inc. (the "Apple Litigation") and the other against Google, Inc. and manufacturers of Android devices (the "Google Litigation").

On September 23, 2015, a jury in the Google Litigation found that the patents asserted against Google and Android manufacturers are valid, but that products accused in the Google Litigation do not infringe the patents. The judge entered judgment consistent with the verdict in October 2015.

On November 20, 2015, a jury in the Apple Litigation found that the patents asserted against Apple in the Apple Litigation are valid, but that Apple products accused in the Apple Litigation do not infringe the patents. The judge entered judgment consistent with the verdict in December 2015.

ContentGuard appealed the judgments in the Google Litigation and Apple Litigation to the Federal Circuit Court. On July 12, 2017, the Federal Circuit court affirmed both judgments.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

July 12, 2017	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel and Corporate Secretary